UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 22, 2004
                                                  ------------------------------

                             PERFECTDATA CORPORATION
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             (Exact name of registrant as specified in its charter)


California                             0-12817                 95-3087593
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(State of other jurisdiction          (Commission            (IRS Employer
of incorporation)                      File Number)         identification No.)


1445 East Los Angeles Avenue       Simi Valley              California 93065
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code: (805) 581-4000
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                      INFORMATION TO BE INCLUDED IN REPORT

Item 4.  Changes in Registrant's Certifying Accountant.

     a. As previously reported, KPMG LLP resigned on March 3, 2004 as the independent auditors for PerfectData Corporation (the "Company").

     b. On March 22, 2004, the Audit Committee of the Board of Directors of the Company unanimously authorized the retention of Singer Lewak Greenbaum & Goldstein LLP to audit the financial statements of the Company for the fiscal year ending March 31, 2004. Such accounting firm was also retained to prepare and file the Company's tax returns for such fiscal year.

     c. Prior to the engagement of the firm of Singer Lewak Greenbaum & Goldstein LLP, neither the Company nor any one acting on its behalf consulted such accounting firm regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or
(ii) any disagreements with the prior accountants, as to which there were none as previously reported.

     d. A copy of this Report, as proposed to be filed, was submitted to the newly engaged accountants before its filing with the Securities and Exchange Commission (the "Commission") and such firm was provided with the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views or the respects in which it does not agree with the statements made by the Company above. The firm of Singer Lewak Greenbaum & Goldstein LLP has indicated to the Company that no such letter was necessary.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereinto duly authorized.

                                      PERFECTDATA CORPORATION
                                                   (Registrant)

                                      By:  /s/ Irene J. Marino
                                           -------------------------------------
                                            Irene J. Marino
                                            Vice President, Finance and Chief
                                               Financial Officer






March 24, 2004